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                                                                   Exhibit 10.14

                           CONSTRUCTION LOAN AGREEMENT

This Construction Loan Agreement (the "AGREEMENT") is dated as of the 16th day of December, 2005, and is by and between RED TRAIL ENERGY, LLC, a North Dakota limited liability company ("BORROWER"), and FIRST NATIONAL BANK OF OMAHA ("BANK"), a national banking association established at Omaha, Nebraska.

WHEREAS, the BORROWER has requested the BANK to lend to BORROWER up to the sum of Fifty-Five Million Two Hundred Eleven Thousand seven hundred forty and no one-hundredths ($55,211,740.00) Dollars (the "CONSTRUCTION LOAN"), for the purpose of partially funding the cost of construction for an ethanol plant on the real estate described in Exhibit F (the "PROPERTY"), attached hereto and by this reference made a part hereof, together with a Three Million Five Hundred Thousand ($3,500,000.00) Dollar revolving line of credit ("REVOLVING LOAN"), up to One Million ($1,000,000.00) Dollars of Letters of Credit, and SWAP CONTRACTS up to Two Million Seven Hundred Ten Thousand five hundred eighty-seven and no/hundredths ($2,710,587.00) Dollars.

WHEREAS, the BANK is willing to provide such credit facilities to BORROWER upon the terms and conditions herein set forth.

SECTION 1 Definitions.

1.1 "ASSIGNMENT OF CONSTRUCTION CONTRACT" means the assignment of the agreement ("CONSTRUCTION CONTRACT") between the BORROWER and Fagen, Inc. (the "DESIGN-BUILDER") dated August 29, 2005 for construction of the PROJECT in accordance with PLANS, by which the BORROWER assigns, as additional security for repayment of the OBLIGATIONS, the BORROWER'S interest in the CONSTRUCTION CONTRACT in a form acceptable to the BANK in the exercise of its reasonable discretion.

1.2 (Intentionally left blank).

1.3 "ASSIGNMENT OF RENTS" means the assignment of rents and leases as to the PROPERTY between BORROWER, as assignor, and the BANK, as assignee, as security for payment of the OBLIGATIONS in a form acceptable to the BANK.

1.4 "BANKING DAY" means a day on which the BANK is open for substantially all of its business. "EURODOLLAR BUSINESS DAY" means a BANKING DAY on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

1.5 "BORROWING BASE" means the lesser of:

     $3,500,000.00,

     or

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     The aggregate of (i) 75% of BORROWER'S inventory of corn at current value on the date reported, plus (ii) 75% of the amount of BORROWER's Ethanol or Distillers Grains Accounts aged thirty days or less, and 75% of the amount of BORROWER's Federal and State Incentive Accounts aged less than 120 days, excluding any Accounts reasonably deemed ineligible by BANK, plus (iii) 75% of BORROWER's Finished Goods-Ethanol and Distillers Grains Inventory (both wet and dry), valued at the lower of cost or market.

1.6 "CLOSING" shall mean the date on which the BANK receives this AGREEMENT, executed by the BORROWER, together with the CONSTRUCTION NOTE and the REVOLVING NOTE.

1.7 "CONSTRUCTION LOAN TERMINATION DATE" means the earlier of (i) the COMPLETION DATE, or (ii) such earlier date upon which the BANK'S commitment to make a disbursement under the CONSTRUCTION LOAN is terminated.

1.8 "COMPLETION DATE" means the earlier of April 16, 2007, or the date the BANK determines following a proper inspection and in the exercise of BANK's reasonable discretion, that the PROJECT has been completed in accordance with the PLANS.

1.9 "CONSTRUCTION NOTE" means the promissory note of the BORROWER in the form of Exhibit A evidencing borrowings under the CONSTRUCTION LOAN of up to a maximum amount of Fifty-Five Million Two Hundred Eleven Thousand seven hundred forty ($55,211,740.00) Dollars.

1.10 "DRAW REQUEST" means forms acceptable to the BANK to be submitted to the BANK by BORROWER when a disbursement is requested under the CONSTRUCTION NOTE.

1.11 "EBITDA" means Earnings Before Interest, Taxes, Depreciation and Amortization, all experienced during the applicable reporting period.

1.12 "EVENT OF DEFAULT" has the meaning provided for in Section 7 of this AGREEMENT.

1.13 "EXCESS CASH FLOW" means EBITDA, less scheduled payments on OBLIGATIONS and SUBORDINATED DEBT, and authorized capital expenditures, all experienced during the applicable reporting period.

1.14 "FIXED CHARGE COVERAGE RATIO" means the ratio derived when comparing (i) EBITDA, less all capital expenditures, allowed or allowable distributions, and taxes, to (ii) BORROWER's scheduled payments on the principal and interest of the OBLIGATIONS and SUBORDINATED DEBT made during the applicable reporting period, excluding any principal repaid on REVOLVING LOAN and LONG TERM REVOLVING NOTE.

1.15 "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting principles applied in the preparation of the annual financial statements of the BORROWER referred to in Section 6.1 of this AGREEMENT and the PROJECTIONS described in Section 5.7 of this AGREEMENT. All accounting terms not otherwise defined in this AGREEMENT have the meaning assigned to them in accordance with GAAP.


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1.16 "INDEBTEDNESS" means all indebtedness for borrowed money including long-term debt, short-term debt, the NEGATIVE TERMINATION VALUE of SWAP CONTRACTS, and capital leases.

1.17 "INDEPENDENT INSPECTOR" means the firm which will be retained by BANK, at BORROWER's cost, to conduct on site inspections of the work-in-progress on the PROJECT, and to issue periodic reports to BANK as to the progress of construction and adherence to the PLANS. The BANK's selection of the INDEPENDENT INSPECTOR shall be subject to BORROWER's approval, which approval will not be unreasonably withheld.

1.18 "INTEREST PERIOD" means initially, the period commencing on the date of any loan made pursuant to this AGREEMENT and, for FIXED RATE NOTE and VARIABLE RATE NOTE ending three months later, and for the CONSTRUCTION NOTE, LONG TERM REVOLVING NOTE and REVOLVING NOTE ending one month later; and thereafter, each period commencing on the first day immediately following the last day of the immediately preceding INTEREST PERIOD and, for FIXED RATE NOTE and VARIABLE RATE NOTE ending three months thereafter, and for the CONSTRUCTION NOTE, LONG TERM REVOLVING NOTE and REVOLVING NOTE ending one month thereafter; provided that:

          1.18.1 subject to clauses 1.18.2 and 1.18.3 below, any INTEREST PERIOD which would otherwise end on a day which is not a EURODOLLAR BUSINESS DAY shall be extended to the next succeeding EURODOLLAR BUSINESS DAY unless such EURODOLLAR BUSINESS DAY falls in another calendar month, in which case such INTEREST PERIOD shall end on the immediately preceding EURODOLLAR BUSINESS DAY;

          1.18.2 subject to clause 1.18.3 below, any INTEREST PERIOD which begins on the last EURODOLLAR BUSINESS DAY of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such INTEREST PERIOD) shall end on the last EURODOLLAR BUSINESS DAY of a calendar month; and

          1.18.3 no INTEREST PERIOD shall extend beyond the LOAN TERMINATION
     DATE.

1.19 "LIBOR BASE RATE" shall mean, with respect to the applicable INTEREST PERIOD, (a) the LIBOR INDEX RATE for such INTEREST PERIOD, if such rate is available or (b) if the LIBOR INDEX RATE cannot be determined, the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum of interest at which deposits in dollars are offered to BANK in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by BANK in its sole discretion, at such time on the date two
(2) Eurodollar Business Days before the first day of such INTEREST PERIOD as BANK in its sole discretion elects, for delivery on the first day of the applicable INTEREST PERIOD for a number of days comparable to the number of days in such INTEREST PERIOD and in an amount approximately equal to the principal amount of the OBLIGATIONS.


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1.20 "LIBOR INDEX RATE" shall mean, with respect to the applicable INTEREST
PERIOD, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) for deposits in U.S. Dollars for a period equal to such INTEREST PERIOD, which appears on the BANK's information vendor as of 9:00 a.m. (Omaha time) on the day two (2) Eurodollar Business Days before the first day of such INTEREST PERIOD. The term "BANK's information vendor" means the Bloomberg service or such other vendor chosen by BANK for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar Deposits.

1.21 "LIBOR RATE" shall mean (a) the quotient of the (i) LIBOR BASE RATE divided by (ii) one minus the applicable LIBOR RESERVE PERCENTAGE plus (b) the amount of additional basis points specified in the applicable NOTE, or, as set forth in
2.15 of this AGREEMENT. The LIBOR RATE shall be adjusted automatically on and as of the effective date of any change in the LIBOR RESERVE PERCENTAGE.

1.22 "LIBOR RESERVE PERCENTAGE" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System with respect to "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any category of extensions of credit or other assets which include loans by a non-United States office of any bank to United States residents). The LIBOR RATE shall be adjusted automatically on and as of the effective date of any change in the LIBOR RESERVE PERCENTAGE.

1.23 "LOAN DOCUMENTS" means this AGREEMENT and each document referred to in
Section 4 of this AGREEMENT.

1.24 "LOAN TERMINATION DATE" means the earliest to occur of the following: (i) as to the CONSTRUCTION NOTE, April 16, 2007, as to the REVOLVING NOTE, December 15, 2006, as to FIXED RATE NOTE, VARIABLE RATE NOTE and as to LONG TERM REVOLVING NOTE, a date which is five years subsequent to the COMPLETION DATE,
(ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and
(iii) the date BANK has received (a) notice in writing from BORROWER of BORROWER's election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

1.25 "MANAGEMENT CONTRACT" means that written contract dated as of December
17, 2003 between BORROWER and GreenWay Consulting, LLC ("GREENWAY") by which the latter agreed to provide consulting and management services to BORROWER.

1.26 "MARKETING AND RISK MANAGEMENT CONTRACTS" means the contracts between BORROWER and the entities named below (or any other entity contracting with BORROWER for similar purposes)


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
Contracting Entity                                   Regarding:
------------------                                   ----------
Commodity Specialists Company                        distillers dried grains ("DDGS")
Renewable Products Marketing Group, LLC              ethanol products
DWGS marketer                                        wet distiller's grains ("DWGS")
New Vision Co-op                                     unit trains of corn
Corn hedging entity                                  corn hedging
General Industries, Inc. d/b/a Center Coal Company   provision of coal

1.27 "MORTGAGE" means the mortgage between the BORROWER as mortgagor and the BANK as mortgagee, or the Deed of Trust between BORROWER as Grantor and the BANK as Beneficiary, in either case creating a first lien on the PROPERTY and a security interest in all of the personal property located on the PROPERTY as security for payment of the OBLIGATIONS.

1.28 "NEGATIVE TERMINATION VALUE" means, with respect to any SWAP CONTRACT of the BORROWER, the amount (if any) that the BORROWER would be required to pay if such SWAP CONTRACT were terminated by reason of a default by or other termination event relating to BORROWER, such amount to be determined on the basis of a good faith estimate made by BANK, in consultation with BORROWER. The NEGATIVE TERMINATION VALUE of any such SWAP CONTRACT at any date shall be determined (i) as of the end of the most recent fiscal quarter ended on or prior to such date if such SWAP CONTRACT was then outstanding or (ii) as of the date such SWAP CONTRACT is entered into if it is entered into after the end of such fiscal quarter. However, if an applicable agreement between the BORROWER and the relevant counterparty provides that, upon any such termination by such counterparty, one or more other SWAP CONTRACTS (if any exist) between the BORROWER and such counterparty would also terminate and the amount (if any) payable by the BORROWER would be a net amount reflecting the termination of all the SWAP CONTRACTS so terminated, then the NEGATIVE TERMINATION VALUE of all the SWAP CONTRACTS subject to such netting shall be, at any date, a single amount equal to such net amount (if any) payable by the BORROWER, determined as of the later of (i) the end of the most recently ended fiscal quarter or (ii) the date on which the most recent SWAP CONTRACT subject to such netting was entered into.

1.29 "NET WORTH" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables (other than those created by sale of goods) to a member and other investments in or amounts due from any member, employee or other person or entity related to or affiliated with the BORROWER); (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible, and (4) treasury stock. NET WORTH shall not include any debt due to BORROWER not acceptable to BANK in the exercise of its reasonable discretion, but SUBORDINATED DEBT and liabilities relating to SUBORDINATED DEBT need not be deducted.

1.30 "OBLIGATIONS" means the obligation of the BORROWER:

     1.30.1 To pay the principal of, and interest on, the CONSTRUCTION NOTE, the TERM NOTES and the REVOLVING NOTE in accordance with the terms thereof and to satisfy all


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     of its other liabilities to the BANK, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefore and including, but not limited to, any obligations under letter of credit agreements;

     1.30.2 To repay to the BANK all amounts advanced by the BANK hereunder or otherwise on behalf of the BORROWER, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or licensers, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the real or personal property securing BORROWER's payment and performance of this AGREEMENT; and

     1.30.3 To reimburse the BANK, on demand, for the BANK's reasonable and necessary out of pocket expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT and the LOAN DOCUMENTS required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the OBLIGATIONS referred to in this section of the AGREEMENT.

1.31 "PERMIT" or "PERMITS" means ANY LICENSE OR PERMIT, AND ALL licenses or permits, required under any environmental law or regulation required to construct and operate the facility on the PROPERTY after completion of the PROJECT at its operational capacity, including without limitation the following:

     1.31.1 An air emissions permit, which PERMIT will allow the BORROWER after COMPLETION DATE to operate the ethanol plant on the PROPERTY after construction of the PROJECT at maximum capacity.

     1.31.2 All permits required in connection with the construction and operation of all above ground storage tanks included in the PLANS for the ethanol plant.

     1.31.3 A National Pollution Discharge Elimination System Construction Permit for any storm water that is discharged during construction and after construction of the PROJECT.

1.32 "PLANS" means the plans and specifications prepared by ICM on behalf of the BORROWER for the PROJECT and identified to this AGREEMENT by the DESIGN-BUILDER, the BORROWER and the BANK.

1.33 "PROJECT" means the design and construction of an ethanol plant, together with all necessary and appropriate fixtures, equipment, attachments, and accessories, as described in the PLANS, to be constructed on the PROPERTY.

1.34 "REVOLVING NOTE" means that promissory note of BORROWER to BANK evidencing the revolving credit facility described in Section 2.8 of this AGREEMENT, its renewals, modifications and extensions.


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1.35 "SECURITY AGREEMENT" means the SECURITY AGREEMENT between the BORROWER, as debtor, and the BANK, as secured party, creating a first security interest in all BORROWER'S assets, including general intangibles, securing the OBLIGATIONS.

1.36 "SUBCONTRACTOR" means any person who contracts with the DESIGN-BUILDER or BORROWER to perform any work or supply any of the materials or equipment necessary to complete the PROJECT.

1.37 "SUBORDINATED DEBT" means INDEBTEDNESS of BORROWER to entities other than BANK that has been subordinated, in form acceptable to BANK, to the OBLIGATIONS, including, without limitation, BORROWER'S debt to ICM, DESIGN-BUILDER, and GREENWAY.

1.38 "SWAP CONTRACT" or "SWAP CONTRACTS" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. Provided, however, the term SWAP CONTRACT shall not, for the purposes of this AGREEMENT, include commodity hedging or commodity risk management contracts. The term "commodity" includes grain, natural gas and other traded commodities.

1.39 "TERM NOTES" means those promissory notes of BORROWER to BANK which evidence permanent financing to pay the CONSTRUCTION NOTE as described in
Section 2.5 of this AGREEMENT, their renewals, modifications and extensions. FIXED RATE NOTE, VARIABLE RATE NOTE, and LONG TERM REVOLVING NOTE refer to three individual promissory notes that constitute the TERM NOTES, in accordance with this AGREEMENT.

1.40 "WORKING CAPITAL" means current assets (less investments in or other amounts due from any member, employee or any person or entity related to or affiliated with the BORROWER and prepayments), plus the amount available to BORROWER for drawing under LONG TERM REVOLVING NOTE, less current liabilities.

SECTION 2 Amount and Terms of the LOANS.

2.1 CONSTRUCTION LOAN. The BANK agrees, on the terms and subject to the conditions hereinafter set forth, to make, from time to time during the period from the date of execution of this AGREEMENT to and including the CONSTRUCTION LOAN TERMINATION DATE disbursements to the BORROWER in an aggregate principal amount not to exceed the amount of the CONSTRUCTION LOAN for the sole purpose of paying approved construction costs of the


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PROJECT. If, prior to the COMPLETION DATE, there is paid to BANK a third party payment (a grant payment, for example), which is applied to the CONSTRUCTION LOAN, BANK will advance such amount, or a lesser sum, as in BANK'S reasonable discretion is necessary to complete the PROJECT. Approved construction costs are costs actually incurred in connection with the construction of the PROJECT, which shall include but not be limited to costs of permits, licenses, labor, supplies, materials, services, equipment, insurance premiums, real estate taxes and interest on disbursements, and BANK approved operating costs of the ethanol plant. Construction costs do not include the cost associated with payment of lost profits connected with termination under Section 14.1.3 of the General Conditions of Contract included in the CONSTRUCTION CONTRACT.

2.2 The CONSTRUCTION NOTE. The obligation of the BORROWER to repay the CONSTRUCTION LOAN shall be evidenced by the CONSTRUCTION NOTE. Notwithstanding any provisions of the CONSTRUCTION NOTE, interest shall be payable at the rate provided therein only on such portions of the CONSTRUCTION LOAN proceeds as actually have been disbursed pursuant to this AGREEMENT.

2.3 Interest on the CONSTRUCTION LOAN. Subject to Section 2.15, interest shall accrue on the CONSTRUCTION LOAN as set forth in the CONSTRUCTION NOTE.

2.4 Repayment of the CONSTRUCTION NOTE. Interest only shall be payable quarterly on the CONSTRUCTION NOTE. All outstanding principal and accrued but unpaid interest shall be payable on the LOAN TERMINATION DATE.

2.5 TERM LOAN. The existing balance on the CONSTRUCTION LOAN, including any advance made to increase WORKING CAPITAL, as of COMPLETION DATE will be restated and said balance will be paid by three new promissory notes, hereafter called "FIXED RATE NOTE", "VARIABLE RATE NOTE", and "LONG TERM REVOLVING NOTE" in the forms attached hereto as Exhibits B, C, and D, respectively, and are by this reference made a part hereof. The TERM NOTES evidence "TERM LOANS". Payments on such TERM NOTES shall be as follows:

     On the tenth day of every third month, commencing three months after COMPLETION DATE, BORROWER shall pay to BANK the scheduled principal payment shown in Schedule I, attached hereto and by this reference made a part hereof, plus accrued interest on FIXED RATE NOTE.

     In addition, on the tenth day of every third month, commencing three months after COMPLETION DATE, BORROWER shall pay $1,004,671.55 to BANK, which shall be allocated as follows:

          a.   first to accrued interest on LONG TERM REVOLVING NOTE;

          b.   next to accrued interest on VARIABLE RATE NOTE;

          c.   next to principal on VARIABLE RATE NOTE;

     After VARIABLE RATE NOTE has been fully paid, such quarterly payments shall be allocated first to accrued interest on LONG TERM REVOLVING NOTE, and thence to principal,


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reducing available revolving loan capacity. All unpaid principal and accrued interest under the TERM LOANS shall be due and payable on LOAN TERMINATION DATE, if not sooner paid.

2.6 Interest on the TERM LOANS. Subject to Section 2.15, interest shall accrue on the TERM LOANS as set forth in the TERM NOTES.

2.7 LONG TERM REVOLVING NOTE. BANK agrees to lend $10,000,000.00 to BORROWER pursuant to this facility. BANK will credit proceeds of this revolving loan ("LONG TERM REVOLVING LOAN") to BORROWER'S deposit account with the BANK, bearing number 110193357.

     2.7.1 Subject to the terms hereof, the BANK will lend the BORROWER, from time to time until the "LOAN TERMINATION DATE" such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $10,000,000.00 (the "LONG TERM REVOLVING LOAN COMMITMENT"). The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the LONG TERM REVOLVING LOAN COMMITMENT or any lesser sum which is $10,000.00 or an integral multiple thereof.

2.8 REVOLVING LOAN. BANK agrees to lend $3,500,000.00 to BORROWER pursuant to this facility. BANK will credit proceeds of this revolving loan ("REVOLVING LOAN") to BORROWER'S deposit account with the BANK, bearing number 110193357.

     2.8.1 Subject to the terms hereof, the BANK will lend the BORROWER, from time to time until the LOAN TERMINATION DATE, such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $3,500,000.00 (the "REVOLVING LOAN COMMITMENT"). The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the REVOLVING LOAN COMMITMENT or any lesser sum which is $ 10,000.00 or an integral multiple thereof. It is the intention of the parties that the outstanding balance of the REVOLVING LOAN shall not exceed the BORROWING BASE, as required in Section 6.1.9, and if at any time said balance exceeds the BORROWING BASE, BORROWER shall forthwith pay BANK sufficient funds to reduce the balance of the REVOLVING LOAN until it is in compliance with this requirement.

2.9 THE REVOLVING NOTE. The REVOLVING LOAN COMMITMENT shall be evidenced by a REVOLVING NOTE having stated maturity on the LOAN TERMINATION DATE, in the form attached hereto as Exhibit E.

2.10 INTEREST ON THE REVOLVING NOTE. Subject to Section 2.15, interest on the principal


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balance of the REVOLVING LOAN shall accrue and be payable as set forth in the
NOTE evidencing the REVOLVING LOAN.

2.11 LETTERS OF CREDIT. BANK will issue its letters of credit at BORROWER'S request, on BORROWER'S account, pursuant to the BANK'S customary policies and with its standardized documents, in amounts outstanding at no time exceeding $1,000,000.00 in the aggregate.

2.12 Payments and Prepayments. All principal, interest and fees due under this AGREEMENT, the CONSTRUCTION NOTE, the REVOLVING NOTE, the TERM NOTES and the LOAN DOCUMENTS shall be paid in immediately available funds as contracted in this AGREEMENT and no later than the payment due dates set forth in the periodic statements mailed to the BORROWER by the BANK. Should a payment come due on a day other than a BANKING DAY, then the payment shall be made no later than the next BANKING DAY and interest shall continue to accrue during the extended period.

     On the occasion of any prepayment of the CONSTRUCTION NOTE or the TERM NOTES in full, BORROWER will pay to BANK a prepayment fee calculated as follows:
If the prepayment occurs during the construction of the PROJECT or within the first three years of the TERM LOANS, a fee of one (1%) percent of the amount prepaid.

     In the event that the BORROWER pre-pays all of FIXED RATE NOTE or VARIABLE RATE NOTE, where the rate is fixed in excess of one month, and except as to such payments as required by this AGREEMENT, the BORROWER shall pay BANK a breakage fee sufficient to make BANK whole for any expenses related to breaking fixed interest rates, which BANK shall apportion among its participants. Provided, however, no payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

2.13 Fees. At CLOSING, the BORROWER shall pay to the BANK the $70,000.00 balance of the due diligence and negotiation fee, which fee BORROWER agrees and acknowledges has been earned by BANK as of the execution hereof as the result of BANK's efforts to acquire participating lenders. At CLOSING, the BORROWER shall pay to the BANK a commitment fee of $414,088.05, which fee BORROWER agrees and acknowledges has been earned by BANK. On each annual anniversary of COMPLETION DATE, the BORROWER shall pay to the BANK an Annual Servicing Fee of $30,000.00, which fee shall be due and payable in four equal quarterly installments each year. BORROWER agrees to pay BANK an unused commitment fee equal to 30 basis points of the average unused portion of the REVOLVING LOAN COMMITMENT and of LONG TERM REVOLVING NOTE, calculated and payable on a quarterly basis in arrears; provided, however, the unused commitment fees on same shall not apply and be payable by the BORROWER until the COMPLETION DATE. BORROWER shall pay BANK commitment fees equal to Two and one-quarter (2.25%) percent of outstanding Letters of Credit issued on BORROWER'S account, together with such other fees as are consistent with BANK's then current International Trade Services Fee Schedule. The International Trade Services Fee Schedule effective at the execution of this AGREEMENT is attached hereto, marked Exhibit G, by this reference made a part hereof.

2.14 Appraisal. If the BANK is required by any government entity with regulatory authority over the BANK to obtain a real estate appraisal, the BANK will obtain, at BORROWER'S expense, an appraisal of the PROJECT and PROPERTY providing values obtained by use of the cost approach, the income approach and the replacement cost approach. If such appraisal shows that the outstanding CONSTRUCTION LOAN amount at that time exceeds the value of the PROJECT and PROPERTY as determined by the appraisal, using the replacement cost approach, then the BORROWER shall, within thirty (30) days of notice by the BANK and without penalty or premium, pay the difference between the outstanding CONSTRUCTION LOAN amount and the appraised value amount of the PROJECT and PROPERTY as determined by such appraisal, and no further advances shall be made on the CONSTRUCTION LOAN thereafter until such time as the appraised value of the PROJECT and PROPERTY exceeds the CONSTRUCTION LOAN amount.

2.15 Incentive Pricing. The interest rate applicable to the VARIABLE RATE NOTE, LONG TERM REVOLVING NOTE, and the REVOLVING LOAN is subject to reduction commencing six months subsequent to COMPLETION DATE, based on the business results of BORROWER. In the event that BORROWER maintains the following ratios, measured monthly, the interest rate will be reduced accordingly:

If INDEBTEDNESS to NET WORTH
        is less than:                Interest rate will be:
----------------------------         ----------------------
         1.15 : 1.00           LIBOR RATE plus 325 basis points
         1.00 : 1.00           LIBOR RATE plus 300 basis points
          .75 : 1.00           LIBOR RATE plus 275 basis points

Following CLOSING, the parties contemplate the possibility of replacement promissory notes being delivered to BANK that may include different incentive pricing models. Any such replacement promissory notes may describe the same or different incentive pricing as above.

SECTION 3 Disbursement Procedures.

3.1 Submission of DRAW REQUESTS. Whenever the BORROWER desires a disbursement under the CONSTRUCTION LOAN, which shall be no more often than three times a month, unless BANK agrees otherwise, the BORROWER shall submit to the BANK a DRAW REQUEST, duly executed on behalf of the BORROWER setting forth the information requested therein. Each DRAW REQUEST shall be delivered to the BANK at least ten (10) days before the date the disbursement is desired.

3.2 Amount of DRAW REQUEST. Each DRAW REQUEST shall be limited to amounts equal to (i) the total of costs actually incurred and paid or owing by the BORROWER to the date of such DRAW REQUEST for work performed or materials incorporated in the PROJECT as described in the PLANS, plus (ii) the cost of materials and equipment not incorporated in the PROJECT, but delivered to and suitably stored at the PROJECT site, plus (iii) prepayments for equipment when prepayment is required by the manufacturer or supplier; less, (iv) prior disbursements for such costs and from the CONSTRUCTION LOAN or BORROWER'S WORKING CAPITAL for such costs. Notwithstanding anything herein to the contrary, no disbursements for materials stored at the

PROJECT site will be made by the BANK unless the BORROWER shall advise the BANK of its intention to store materials prior to their delivery, and provide suitable security for such storage.

3.3 Other Documents. At the time of submission of each DRAW REQUEST, the BORROWER shall submit or cause to be submitted to the BANK the following:

     3.3.1. A written lien waiver from the DESIGN-BUILDER and each SUBCONTRACTOR for work done and materials supplied by it which were paid for pursuant to the next preceding DRAW REQUEST with copies of all invoices supporting the DRAW REQUEST.

     3.3.2. A document from the BORROWER and DESIGN-BUILDER, and if applicable, the INDEPENDENT INSPECTOR requesting and/or approving payment of the relevant DRAW REQUEST.

     3.3.3. Such other supporting evidence as may be reasonably requested by the BANK to substantiate all payments which are to be made out of the relevant DRAW REQUEST and/or to substantiate all payments then made with respect to the PROJECT.

3.4 Cost Over Runs. The BORROWER agrees that all cost over runs on the PROJECT shall be paid solely by the BORROWER and that the BORROWER shall deliver additional funds to the BANK in accordance with Section 3.6 of this AGREEMENT to pay any cash required to fund cost over runs on the PROJECT.

3.5 Making the Disbursements. If on the date a DRAW REQUEST is received by BANK, the BORROWER has performed all of its agreements and complied with all requirements therefore to be performed or complied with hereunder including satisfaction of all applicable conditions precedent contained in Section 4 of this AGREEMENT and, if required by the BANK, the BANK has received a current report from the INDEPENDENT INSPECTOR documenting compliance with the PLANS for those portions of the PROJECT indicated as completed in the DRAW REQUEST and otherwise confirming the acceptability of the PROJECT work represented by the DRAW REQUEST, the BANK shall pay to the BORROWER the amount of the requested disbursement. Each disbursement disbursed to the BORROWER under the CONSTRUCTION LOAN shall bear interest at the rate provided in the CONSTRUCTION NOTE evidencing the disbursement from the date such disbursement is so disbursed to the BORROWER or deposited into BORROWER'S account.

3.6 Deposit of Funds by the BORROWER. If the INDEPENDENT INSPECTOR shall at any time in good faith determine that the undisbursed amount of the CONSTRUCTION LOAN is less than the amount required to pay all cash required to pay costs and expenses of any kind which reasonably may be anticipated in connection with the completion of the PROJECT after application of all funds received from the BORROWER'S equity and shall thereupon send written notice thereof to the BORROWER specifying the amount required to be deposited by the BORROWER with the BANK to provide sufficient funds to complete the PROJECT, the BORROWER agrees that it will, within forty-five (45) calendar days of receipt of any such notice, deposit with the BANK, the amount of funds specified in the BANK'S notice. The BORROWER agrees that any such funds deposited with the BANK may be disbursed before any further disbursement of CONSTRUCTION

LOAN proceeds from the BANK, to pay any and all costs and expenses of any kind in connection with completion of the PROJECT.

3.7 Disbursements Without Receipt of DRAW REQUEST. Notwithstanding anything herein to the contrary, the BANK shall have the irrevocable right at any time and from time to time to apply funds which it agrees to disburse hereunder to pay interest on the CONSTRUCTION NOTE as and when such interest becomes due, and to pay any and all of the expenses of BANK related to the PROJECT and the CONSTRUCTION LOAN, all without receipt of a DRAW REQUEST.

3.8 Miscellaneous Procedures. BANK may establish additional procedures regarding disbursements as are reasonable to assure the proceeds of the CONSTRUCTION LOAN are paid only to those persons and entities entitled to the same, and that the liens securing the OBLIGATIONS are in all cases first and paramount liens on the PROPERTY.

3.9 Appointment of INDEPENDENT INSPECTOR. No DRAW REQUEST shall be honored after commencement of construction unless BORROWER has consented to the appointment of an INDEPENDENT INSPECTOR.

SECTION 4 Conditions of Lending.

4.1 Conditions Precedent to the Initial Disbursement. The obligation of the BANK to make its initial disbursement under the CONSTRUCTION LOAN is subject to the condition precedent that the BORROWER shall be in compliance with the conditions set forth in Section 4.2 of this AGREEMENT and to the further condition precedent that the BANK shall have received on or before the CLOSING all of the following, each dated (unless otherwise indicated) such day, in form and substance satisfactory to the BANK:

     4.1.1 The CONSTRUCTION NOTE, duly executed on behalf of the BORROWER.

     4.1.2 The MORTGAGE duly executed on behalf of the BORROWER.

     4.1.3 The ASSIGNMENT OF RENTS, duly executed on behalf of the BORROWER.

     4.1.4 The SECURITY AGREEMENT, duly executed on behalf of the BORROWER.

     4.1.5 A financing statement or statements sufficient when filed to perfect the security interests granted under the MORTGAGE, the ASSIGNMENT OF RENTS, the SECURITY AGREEMENT, and the ASSIGNMENT OF CONSTRUCTION CONTRACT, to the extent such security interests are capable of being perfected by filing.

     4.1.6 A copy of the PLANS, certified by ICM, DESIGN-BUILDER and the BORROWER.

     4.1.7 The ASSIGNMENT OF CONSTRUCTION CONTRACT, duly executed by the BORROWER and consented to by the DESIGN-BUILDER and a copy of the

     CONSTRUCTION CONTRACT, together with the General Conditions of Contract referred to therein, if any.

     4.1.8 A total project cost statement on the PROJECT duly executed by the BORROWER, setting forth the anticipated total cost of the PROJECT's completion, and a construction cost statement duly executed by the DESIGN-BUILDER, setting forth its anticipated construction costs of the PROJECT.

     4.1.9 An ALTA/ACSM LAND TITLE SURVEY prepared in accordance with the current accuracy standards jointly adopted by ALTA (American Land Title Association), ACSM (American Congress on Surveying and Mapping) and NSPS (National Society of Professional Surveyors) together with optional survey requirements #2 (vicinity map showing the property surveyed in reference to nearby highway(s) or major street intersections); #6 (identify setbacks); #7 (identify exterior dimensions of all existing and proposed buildings "As-Built", including square footage of exterior footprint of all buildings, gross floor area of all buildings); and #11 (location of utilities). The survey shall show the location of all easements and encroachments onto or from the PROPERTY that are visible on the PROPERTY, known to the surveyor preparing the survey or of record, identifying easements of record by recording data. Such surveyor shall certify there are no easements or encroachments upon the PROPERTY except as shown on the survey,

     4.1.10 An as built appraisal based upon the PLANS to be performed by Natwick Associates Appraisal Services which shows the as-completed value of the PROPERTY and PROJECT addressed to and otherwise acceptable to BANK.

     4.1.11 A title binder, issued by Dakota Homestead Title Co., (the "TITLE COMPANY") at BORROWER'S expense, constituting a commitment by the TITLE COMPANY to issue a mortgagee's title policy in favor of the BANK as mortgagee under the MORTGAGE, that will be free from all standard exceptions, including mechanics' liens and all other exceptions not previously approved by the BANK and that will insure the MORTGAGE to be a valid first lien on the PROPERTY. Such policy shall include additional rider coverage as may be requested by BANK, including, without limitation, the following ALTA endorsement forms:

ALTA Endorsement Form 3.1   Zoning-Completed Structure
ALTA Endorsement Form 6     Variable Rate Mortgage
ALTA Endorsement Form 8.1   Environmental Protection
ALTA Endorsement Form 9     Restrictions, Encroachments, Minerals
ALTA Endorsement Form 11    Mortgage Modification
ALTA Construction Loan
Endorsement B

     4.1.12 A soil report on the PROPERTY certified by a registered engineer including structural design recommendations in form and substance satisfactory to the BANK. Such report shall include soil borings and geo-technical analyses.

     4.1.13 A Phase I Environmental Report of the PROPERTY, as well as any subsequent Limited Environmental Site Assessments issued prior to CLOSING, all in form and content satisfactory to the BANK.

     4.1.14 An assignment of any License Agreements with ICM.

     4.1.15 Copies of all PERMITS from the applicable regulatory agencies from whom a permit or license is required as of the then current stage of the PROJECT.

     4.1.16 Copies of documents from the appropriate state, federal, city or county authority having jurisdiction over the PROPERTY and the PROJECT that provide to the reasonable satisfaction of the BANK that the PROJECT when constructed in accordance with the PLANS will comply in all material respects with all applicable ordinances, zoning, subdivision, platting, environmental and land use requirements, without special variance or exception, and such other evidence as the BANK shall reasonably request to establish that the PROJECT and the contemplated use thereof are permitted by and comply in all material respects with all applicable use or other restrictions and requirements in prior conveyances, zoning ordinances, environmental laws and regulations, water shed district regulations and all other applicable laws or regulations, and governmental authorities having jurisdiction over the PROJECT. BORROWER is not required to obtain advance confirmation from any governmental body that the PROJECT will comply with such ordinances, regulations and requirements.

     4.1.17 Copies of certificates of insurance demonstrating the types, levels, deductibles, endorsements and other coverage parameter issues to the satisfaction of the BANK for builder's risk insurance, casualty/commercial general liability insurance, business automobile liability insurance, environmental liability insurance, worker's compensation insurance, and permanent all risk property insurance thirty days prior to completion of construction, required under Section 6.3 of this AGREEMENT, with all such insurance in full force and effect and approved by the BANK, in the exercise of its reasonable discretion, and naming BANK as an additional insured and loss payee together with appropriate flood insurance, if the PROPERTY is in a flood hazard area. Notwithstanding the foregoing, BORROWER is not required to obtain worker's compensation insurance until required by applicable law. In addition, BORROWER shall provide to BANK proof of insurance for business interruption/extra expense coverage for six months of operating expenses, and also directors/officers errors and omissions coverage in a minimum amount of $5,000,000.00.

     4.1.18 A signed opinion of counsel for the BORROWER, addressed to the BANK and containing customary qualifications, opining that: 1) the BORROWER is duly organized and in good standing in the state of North Dakota; 2) the BORROWER is qualified in each state in which it does business and is legally required to be qualified; 3) the BORROWER has the limited liability company power to execute and deliver the LOAN DOCUMENTS to which it is a party and to borrow money and perform in accordance with the terms of such LOAN DOCUMENTS; 4) to the counsel's knowledge, all actions and consents by BORROWER necessary to the validity of the LOAN DOCUMENTS to which it is a party have been obtained; 5) the LOAN DOCUMENTS to which it is a party have been duly signed and are the valid and binding obligation of the BORROWER and enforceable in accordance with their terms; and 6) to the best of counsel's knowledge, the LOAN DOCUMENTS to which it is a party and the transactions contemplated there under do not conflict with any provision of the Articles of Organization of BORROWER or its operating agreement, or any agreement binding upon the BORROWER or its properties.

     4.1.19 A Certificate of Authority executed by such person or persons authorized by the BORROWER'S organizational documents and/or agreements to do so, certifying the incumbency and signatures of the officers or other persons authorized to execute the LOAN DOCUMENTS to which it is a party, and authorizing the execution of the LOAN DOCUMENTS to which it is a party and performance in accordance with their terms.

     4.1.20 A recently certified copy of the BORROWER'S operating agreement, and any amendments, if applicable.

     4.1.21 A recently certified copy of the BORROWER'S Articles of Organization and any amendments, if applicable.

     4.1.22 A certificate of good standing for the BORROWER from the office of the North Dakota Secretary of State.

     4.1.23 Proof of injection of equity capital into BORROWER of no less than $38,500,000.00 including SUBORDINATED DEBT. Such equity capital shall include no less than $31,500,000.00 of equity capital from BORROWER'S owners.

     4.1.24 A copy of the MARKETING and RISK MANAGEMENT CONTRACTS, and the MANAGEMENT CONTRACT, together with assignments in favor of BANK in form satisfactory to BANK, as well as control agreements reasonably requested by BANK, in form reasonably acceptable to BANK.

     4.1.25 A copy of any existing contracts for BORROWER'S coal purchases, natural gas, electricity and water service.

     4.1.26 A copy of BORROWER'S loan documents representing all SUBORDINATED DEBT and a copy of any grant documents evidencing grants obtained by BORROWER.

     4.1.27 A written marketing plan ("MARKETING PLAN") reasonably acceptable to BANK, in which BORROWER specifies the manner in which BORROWER intends to sell its inventories and defines the contracts and entities which BORROWER will utilize to effectuate such plan.

     4.1.28 An executed security agreement and control agreement, in form satisfactory to BANK, regarding the BORROWER'S account at Bank of North Dakota.

     4.1.29 Documentation of the SWAP CONTRACTS in form satisfactory to BANK.

4.2 Conditions Precedent to All Disbursements. The obligation of the BANK to make each disbursement under the CONSTRUCTION LOAN (including the initial disbursement) shall be subject to the further conditions precedent that on the date of such disbursement:

     4.2.1 The representations and warranties contained in Section 5 of this AGREEMENT are correct on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date and except to the extent of changes permitted under the terms of this AGREEMENT.

     4.2.2 No event has occurred and is continuing, or would result from such disbursement, which constitutes an EVENT OF DEFAULT.

     4.2.3 No determination shall have been made by the BANK that the undisbursed amount of the CONSTRUCTION LOAN is less than the amount required to pay all costs and expenses of any kind which reasonably may be anticipated in connection with the completion of the PROJECT; or, if such a determination has been made and notice thereof sent to the BORROWER in accordance with this AGREEMENT, the BORROWER shall have deposited the necessary funds with the BANK in accordance with the Section 3.6 of this AGREEMENT.

     4.2.4 The disbursement requirements of Section 3 of this AGREEMENT have been satisfied.

     4.2.5 If required by the BANK, the BANK shall be furnished with a statement from the BORROWER and the DESIGN-BUILDER, in form and substance satisfactory to the BANK, in the exercise of its reasonable discretion, setting forth the names, addresses and amounts due or to become due, as well as the amounts previously paid, to every SUBCONTRACTOR whose charges exceed $2,000.00.

     4.2.6 No PERMIT necessary for the construction of the PROJECT shall have been revoked or the issuance thereof subjected to challenge before any court or other governmental authority having or asserting jurisdiction as to the PROJECT.

     4.2.7 The parties intend that the CONSTRUCTION LOAN is available to fund the lesser of fifty-eight (58%) percent of the total cost of the PROJECT, including all other approved expenses as set forth in the final version of the Sources and Uses of Funds document furnished to BANK by BORROWER prior to CLOSING, or $55,211,740.00. No advances or disbursements under the CONSTRUCTION LOAN shall exceed such levels, unless BANK consents in writing to the same.

4.3 Conditions Precedent to the Final Disbursements. The obligation of the BANK to make the final disbursement on the CONSTRUCTION LOAN shall be subject to the condition precedent that the BORROWER shall be in compliance with all conditions set forth in Sections 4.1 and 4.2 of this

AGREEMENT and, further, that the following conditions shall have been satisfied on or prior to the COMPLETION DATE:

     4.3.1 The PROJECT has been completed in material compliance with the PLANS and the BANK shall have received a certificate of completion from the DESIGN-BUILDER, certifying that (i) work on the PROJECT has been completed in material compliance with the PLANS and all labor, services, materials and supplies used in such work have been paid for and (ii) the completed PROJECT conforms in all material respects with all applicable zoning, land use planning, building and environmental laws and regulations of the governmental authorities having jurisdiction over the PROJECT.

     4.3.2 The BANK has received satisfactory evidence that all work requiring inspection by municipal or other governmental authorities having jurisdiction has been duly inspected and approved by such authorities and by the rating or inspection organization, bureau, corporation or office having jurisdiction.

     4.3.3 The BANK shall have received a lien waiver from each SUBCONTRACTOR whose charges exceed $2,000.00 and the DESIGN-BUILDER for all work done and for all materials furnished by it for the PROJECT.

     4.3.4 The BANK has received an itemized list from BORROWER of all equipment and fixtures, which are at that time subject to BANK'S security interest.

4.4 No Waiver. The making of any disbursement under the CONSTRUCTION LOAN prior to fulfillment of any condition thereto shall not be construed as a waiver of such condition, and the BANK reserves the right to require fulfillment of any and all such conditions prior to making any subsequent disbursements under the CONSTRUCTION LOAN.

SECTION 5 Representations and Warranties.

To induce the BANK to enter into this AGREEMENT, the BORROWER makes the following representations and warranties and agrees that each DRAW REQUEST constitutes a reaffirmation of these representations and warranties:

5.1 Existence and Power. The BORROWER is a limited liability company duly formed and in good standing under the laws of the state of North Dakota. The BORROWER has accomplished all necessary actions required by a limited liability company under applicable law to own the PROPERTY and construct the PROJECT, and to execute and deliver, and to perform all of its obligations under the LOAN DOCUMENTS to which it is a party.

5.2 Authorization of Borrowing; No Conflict as to Law or Other Agreements. The execution, delivery and performance by the BORROWER of the LOAN DOCUMENTS and the borrowings from time to time hereunder have been duly authorized by all necessary limited liability company actions of the BORROWER and do not and will not (a) require any material consent or approval, or authorization, by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those obtained and in full force and effect, (b) violate, in any material respect, any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the BORROWER, or violate any provision of the Articles of Organization or operating agreement of the BORROWER, (c) result in a breach of or constitute a default beyond any applicable cure period under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the BORROWER is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature to or with any other creditor of the BORROWER, in the aggregate exceeding $100,000.00, upon or with respect to any of the properties now owned or hereafter acquired by the BORROWER.

5.3 Legal Agreements. The LOAN DOCUMENTS to which it is a party constitute the legal, valid and binding obligations of the BORROWER enforceable against the BORROWER in accordance with their respective terms, and as to the LOAN DOCUMENTS to which BORROWER is not a party, BORROWER believes such documents constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.4 License and Permits. The BORROWER has all necessary PERMITS required for construction and operation of the PROJECT except those which are not required for the current stage of construction of the PROJECT, or which cannot be obtained until completion of the PROJECT. BORROWER will provide BANK copies of all PERMITS as they are obtained and when required by the various regulatory agencies. BORROWER will timely obtain and will retain all necessary permits and licenses to operate its businesses at the PROPERTY.

5.5 Construction of the PROJECT. The PROJECT will be constructed in material compliance with the PLANS; and will not encroach upon or overhang any easement or right-of-way on land not constituting part of the PROPERTY. The PROJECT, both during construction and on COMPLETION DATE, and the contemplated use thereof, will not violate in any material respect, any applicable zoning or use statute, ordinance, building code, rule or regulation, or any covenant or agreement of record. The BORROWER agrees that it will furnish from time to time such satisfactory evidence with respect thereto as may be required by the BANK.

5.6 Title to the PROPERTY. The BORROWER has good and marketable fee simple title to the PROPERTY, subject to the limitations described in 4.1.11, above, and except to the extent title is affected by the matters permitted under 6.4.1, below..

5.7 Financial Condition. The BORROWER has furnished to the BANK its compiled cash flow projection of the BORROWER for the construction period and for the first ten (10) years of operations, which projections were given to the BANK on May 9, 2005 (the "PROJECTIONS"). The PROJECTIONS fairly present the projected financial condition of the BORROWER on the dates thereof, and were prepared in GAAP format and on the basis of assumptions deemed reasonable by the BORROWER. There has been no material adverse change in the operations, properties or condition (financial or otherwise) of the BORROWER since the date of the PROJECTIONS and no additional borrowings have been made by the BORROWER other than the borrowing contemplated hereby or approved by the BANK. No certificate or statement furnished to the BANK by or on behalf of the BORROWER in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best of the knowledge of the BORROWER, there is no fact which materially adversely affects or in the future (so far as the BORROWER now foresees) may materially adversely affect the operation or prospects or condition (financial or other) of the BORROWER or its properties or assets, which has not been set forth herein or in a certificate or statement furnished to the BANK by the BORROWER.

5.8 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the BORROWER, threatened against or affecting the BORROWER or the properties of the BORROWER before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the BORROWER, would have a material adverse effect on the financial condition, properties, or operations of the BORROWER.

5.9 Taxes. The BORROWER has filed all federal, state and local tax returns which to the knowledge of the BORROWER are required to be filed, and the BORROWER has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due except those which the BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.

5.10 No Default. There is no event, which is, or with notice or the lapse of time would be, an EVENT OF DEFAULT under this AGREEMENT.

5.11 ERISA. The BORROWER is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and has received no notice to the contrary from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental entity or notice of any claims or pending claims under ERISA.

5.12 Environmental Matters. Except as set forth in the Phase I Environmental Report referenced in Section 4.1 of this AGREEMENT: 1) the BORROWER is in compliance in all material respects with all health and environmental laws applicable to the BORROWER and its operations and knows of no conditions or circumstances that could materially interfere with such compliance in the future; 2) except for PERMITS that cannot be obtained until completion of the PROJECT, the BORROWER has obtained all PERMITS, and approvals required by law for the operation of its business; and 3) the BORROWER has not identified any "recognized environmental conditions," as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the BORROWER to enforcement action if brought to the attention of appropriate governmental authorities.

5.13 Necessary Utilities, Etc. BORROWER has made suitable arrangements so that the PROJECT has all necessary electrical, coal, gas, water, and sewer facilities in place for the proper construction and operation of its ethanol plant. BORROWER has made adequate provision for all storage facilities, equipment and product supplies, including corn and coal, as specified by its engineers for the maximum output and operation of the plant.

SECTION 6 Additional Covenants of the BORROWER.

6.1 Financial Information and Reporting. Except as otherwise stated in this AGREEMENT, all financial information provided to the BANK shall be compiled using GAAP consistently applied. During the time period that any amounts are outstanding under the CONSTRUCTION NOTE or this AGREEMENT or the LOAN DOCUMENTS to which it is a party, unless the BANK shall otherwise agree in writing:

     6.1.1 BORROWER shall provide the BANK within 120 days of the BORROWER'S fiscal year end, the BORROWER'S consolidated, annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant reasonably acceptable to the BANK, with such opinion directed both to BORROWER and to BANK, and must be accompanied by a certificate of such accountants stating whether, in conducting their audit, they have become aware of any event of default under this AGREEMENT, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an EVENT OF DEFAULT, specifying the nature and duration of the default. Such audit statement shall be accompanied by the accountants' calculations of BORROWER's compliance with the covenants contained in
     Section 6.2 of this AGREEMENT as of the said fiscal year end.

     6.1.2 The BORROWER will furnish to the BANK within thirty- (30) days after the end of each calendar month, a balance sheet of the BORROWER as of the end of such period, and income statements and statements of changes in cash flow for such period and year to date, prepared in accordance with GAAP, all in reasonable detail, except for the absence of financial footnotes.

     6.1.3 For each quarter of each fiscal year ending after COMPLETION DATE, BORROWER will deliver to BANK, within thirty (30) days of each full quarter end, a certificate in form reasonably acceptable to BANK that has been signed by an authorized agent of BORROWER, which: 1) certifies that the statements required by section 6.1.1 and 6.1.2 have been accurately prepared in accordance with GAAP applied consistently (except for the absence of financial footnotes to the statements furnished under Section 6.1.2); 2) certifies that the neither the agent nor BORROWER have knowledge of any EVENT OF DEFAULT under this AGREEMENT or the LOAN DOCUMENTS, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this AGREEMENT or the LOAN DOCUMENTS.

     6.1.4 After COMPLETION DATE, BORROWER will deliver to BANK each month, within thirty (30) days of each month end, a monthly Production Report, in form reasonably acceptable to BANK, reporting for such month BORROWER's Input and Output amounts of Corn Usage, Coal Usage, DDGs Output, Ethanol Output, and if applicable, CO(2) Output.

     6.1.5 BORROWER shall notify BANK of the existence of any EVENT OF DEFAULT promptly after such EVENT OF DEFAULT becomes known to any management agent, officer or director of BORROWER.

     6.1.6 BORROWER shall authorize all federal, state and municipal authorities to furnish reports of examinations, records and other information relating to the condition and affairs of the BORROWER and its ethanol plant, and any information from reports, returns, files and records by such authorities regarding BORROWER upon request to the BANK.

     6.1.7 The BORROWER will give the BANK prompt written notice of any material violation as to any environmental matter by the BORROWER and, of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any PERMITS held by the BORROWER which are material to the operations of the BORROWER, and (ii) which will or threatens to impose a material liability on the BORROWER to any person or party or which will require a material expenditure by the BORROWER to cure any alleged problem or violation.

     6.1.8 The BORROWER will give prompt notice to the BANK of (i) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $100,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (ii) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects.

     6.1.9 BORROWER shall provide monthly borrowing base certificates in form reasonably acceptable to BANK, calculating advance rates under the REVOLVING LOAN pursuant to the BORROWING BASE beginning with the certificate with respect to the fourth month following COMPLETION DATE.

     6.1.10 BORROWER shall provide to BANK monthly summaries of all grain hedging transactions, from the entity providing BORROWER's grain hedging account(s), and from any entity providing BORROWER with an ethanol hedging account(s), monthly summaries of all ethanol hedging transactions.

     6.1.11 The BORROWER will provide the BANK with such other information as it may reasonably request.

     6.1.12 BORROWER will deliver to BANK, no later than thirty- (30) days prior to its fiscal year end, its projected financial statements for the ensuing fiscal year, and a budget of BORROWER's projected capital expenditures for the ensuing fiscal year ("CAPEX BUDGET").

6.2 Financial Covenants. At all times that any amounts are outstanding under the CONSTRUCTION NOTE, the TERM NOTES, the REVOLVING NOTE, or this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party, unless the BANK shall otherwise agree in writing, the BORROWER agrees to comply with the financial covenants described below, which shall be calculated using GAAP consistently applied, except as they may be otherwise modified by the capitalized definitions:

     6.2.1 The BORROWER shall maintain a FIXED CHARGE COVERAGE RATIO, measured on a rolling four quarters trailing basis at the end of each full fiscal quarter, of no less than 1.25:1.0, for all periods following the COMPLETION DATE; provided, however, the FIXED CHARGE COVERAGE RATIO shall be measured as follows for the first three fiscal quarters after the COMPLETION DATE:

          first fiscal quarter: on a rolling one quarter basis at the end of the fiscal quarter second fiscal quarter: on a rolling two quarter basis at the end of each fiscal quarter third fiscal quarter: on a rolling three quarter basis at the end of each fiscal quarter.

     The FIXED CHARGE COVERAGE RATIO shall be tested by the BANK quarterly on a fiscal quarter basis commencing at the end of the first full fiscal quarter after the COMPLETION DATE.

     6.2.2 The BORROWER shall maintain NET WORTH of not less than $37,000,000.00 at all times after COMPLETION DATE. The required minimum NET WORTH of BORROWER, which is to be measured annually at the end of each fiscal year of BORROWER, shall increase each fiscal year by an amount equal to the greater of (a) $250,000.00 or (b) the amount of undistributed earnings accumulated during the fiscal year just ended, but not including allowable distributions attributable to the just ended fiscal year's earnings.

     6.2.3 The BORROWER shall determine, at each fiscal quarter following COMPLETION DATE, the amount of its EXCESS CASH FLOW for said fiscal quarter, and within sixty (60) days following such fiscal quarter end, pay to BANK the lesser of (i) twenty percent (20%) of such sum, or (ii) $4,000,000.00, to be applied to the outstanding principal amount of VARIABLE RATE NOTE, and after VARIABLE RATE NOTE is repaid, to LONG TERM REVOLVING NOTE to reduce the principal balance, if any, and after LONG TERM REVOLVING NOTE is repaid, BORROWER'S payment to BANK of EXCESS CASH FLOW shall no longer be required. Such quarterly payment shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT. No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

     6.2.4 BORROWER shall maintain the following minimum WORKING CAPITAL during the periods stated below, measured continuously:

                                                                  Minimum
Period                                                        WORKING CAPITAL
------                                                        ---------------
Beginning with the first day of the fourth month after
   COMPLETION DATE                                             $5,000,000.00

During seventh through twelfth months after COMPLETION DATE    $5,500,000.00

Beginning with the thirteenth month after COMPLETION DATE
   until payment in full of the TERM LOAN                      $6,000,000.00

     For the purpose of this covenant, the amount of any available borrowing under LONG TERM REVOLVING NOTE shall constitute an addition to WORKING CAPITAL.

6.3 Affirmative Covenants. During the time period that any amounts are outstanding under the CONSTRUCTION NOTE, the TERM NOTES, and the REVOLVING NOTE, this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party, unless the BANK shall otherwise agree in writing, the BORROWER shall:

     6.3.1 Diligently proceed with construction of the PROJECT in material compliance with the PLANS and in accordance in all material respects with all applicable laws and ordinances, and complete the PROJECT by the COMPLETION DATE.

     6.3.2 Use the proceeds of each of the disbursements under the CONSTRUCTION LOAN solely for the purposes set forth in this AGREEMENT.

     6.3.3 Use its reasonable best efforts to require the DESIGN-BUILDER and each SUBCONTRACTOR to comply in all material respects with all rules, regulations, ordinances and laws bearing on its conduct of work on the PROJECT.

     6.3.4 Provide and maintain at all times during the process of building the PROJECT and, from time to time at the request of the BANK, furnish the BANK with proof of payment of premiums on:

          (i) Builders' Risk completed value form insurance insuring the PROJECT (and after completion of the PROJECT, a permanent All Risk property policy of insurance with coverage equal to the replacement cost of the facility, as well as casualty/umbrella (Commercial General Liability) insurance), against all risks, including flood, earthquake, and mechanical and electrical breakdown including testing to the full value of the PROJECT (subject to reasonable loss deductible provisions). The BANK's interest shall be protected by naming the BANK as additional insured on the liability policies and loss payee on the property policies;

          (ii) Casualty (Commercial General Liability) & Umbrella insurance (including products and completed operations, operations of subcontractors, and contractual liability insurance) with coverage in the amount of $2,000,000.00 in the form of either a $2,000,000.00 primary policy or a $1,000,000.00 primary policy and a $1,000,000.00 Umbrella policy. The BANK's interest shall be protected by naming the BANK as an additional named insured on all such policies;

          (iii) State worker's compensation insurance, with statutory limits, and Employer's Liability coverage with coverage of no less than $500,000.00.

          (iv) Business automobile liability insurance insuring all vehicles on the site, including hired and non-owned liability with coverage in the amount of $2,000,000.00 in the form of either a $2,000,000.00 primary policy or a $1,000,000.00 primary policy and a $1,000,000.00 Umbrella policy.

          (v) Environmental coverage shall be provided for clean up and removal once the Project becomes operational (unless the condition precedent site survey and soil tests establish adverse findings which may generate the need for environmental coverage prior to operation), but only insofar as it is reasonably required by BANK.

          (vi) Directors/Officers errors and omissions coverage of no less than $3,000,000.00.

          (vii) By COMPLETION DATE, Business Interruption and Extra Expense insurance equal to 100% of the estimated revenue loss during a potential interruption of production of not less than six months.

          The policies of insurance required pursuant to clauses (i) and (ii) above shall be in form and content satisfactory to the BANK and shall be placed with financially sound and reputable insurers. The policy of insurance referred to in clause (i) above shall contain an agreement of the insurer to give not less than thirty (30) days' advance written notice to the BANK in the event of cancellation of such policy or change affecting the coverage there under. Acceptance of insurance policies referred to above shall not bar the BANK from requiring additional insurance, which it reasonably deems necessary.

     6.3.5 Assign to BANK, in form acceptable to BANK, all equipment and systems warranties relating to the PROJECT, together with all contracts for coal, natural gas, electricity, water and other utilities, as the same are obtained by BORROWER following CLOSING.

     6.3.6 Maintain accurate and complete books, accounts and records pertaining to the PROPERTY and the PROJECT and its ongoing and continuing operations in form and substance reasonably satisfactory to the BANK. The BORROWER will permit the BANK, at the BANK's expense if BANK employees makes the inspection, but at BORROWER's expense if BANK contracts with third parties at reasonable expense to make the inspection, to examine upon reasonable notice all books, records, contracts, plans, drawings, PERMITS, bills and statements of account pertaining to the PROJECT and to inspect upon reasonable notice all books and records pertaining to its operations and to make extracts therefrom and copies thereof.

     6.3.7 Cause to be paid to the proper authorities when due all federal, state and local taxes, including taxes on the PROPERTY, required to be paid or withheld by it except those which the BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.

     6.3.8 Allow the BANK and its participants, upon reasonable notice, and at its expense, to conduct such inspections of the PROJECT and BORROWER's personal property subject to the BANK's security interest as the BANK may deem necessary for the protection of the BANK's interest. Provided, however, such inspections shall occur during regular business hours, or such other time as the BORROWER and BANK may agree, and shall not unreasonably interfere with BORROWER's business operations. Any such inspections shall be made and any certificates issued are solely for the benefit and protection of the BANK, and the BORROWER shall not be entitled to rely thereon.

     6.3.9 Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

     6.3.10 Comply in all material respects with all laws applicable to its form of organization, business, and the ownership of its property.

     6.3.11 Maintain and preserve all PERMITS, licenses, rights, privileges, charters and franchises that it is required to hold to construct and operate the PROJECT.

     6.3.12 Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the BORROWER.

     6.3.13 Maintain primary banking accounts (including those accounts containing BORROWER's equity capital) at BANK, other than as otherwise agreed by BANK. BORROWER may maintain a depositary account at Bank of North Dakota, with collected balances of no less than $250,000 and no more than $500,000.

6.4 Negative Covenants. During the time period that any amounts are outstanding under the CONSTRUCTION NOTE, the TERM NOTES, the REVOLVING NOTE, or this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party, unless the BANK shall otherwise agree in writing, the BORROWER shall not:

     6.4.1 Permit any security interest or mortgage or lien on the PROPERTY or PROJECT or other real or personal property BORROWER owns now or in the future, or assign any interest that it may have in any assets or subordinate any rights that it may have in any assets now or in the future, except: (i) liens, assignments, or subordinations in favor of the BANK; (ii) liens, assignments, or subordinations outstanding on the date of this AGREEMENT and disclosed in advance to the BANK in writing and approved by the BANK;
     (iii) liens for taxes or assessments or other governmental charges not delinquent or which the BORROWER is contesting in good faith; (iv) liens which secure purchase money indebtedness allowed under this AGREEMENT; (v) liens that are imposed by law for obligations for labor or materials not overdue for more than 120 days, such as mechanics', materialmen's, carriers', landlords', and warehousemen's liens, or liens, pledges, or deposits under workers' compensation, unemployment insurance, Social Security, or similar legislation; (vi) liens securing INDEBTEDNESS which constitutes SUBORDINATED DEBT; and (vii) liens created in favor of hedging account entity and described in the control agreements to which hedging account entity, BORROWER and BANK are party.

     6.4.2 Agree or consent to any material changes in the PLANS, any material changes in the terms and provisions of the CONSTRUCTION CONTRACT or, to any one change order in an amount exceeding $100,000.00, or all change orders when combined exceeding $500,000.00, or any material change to any other contract identified in Section 4 of this AGREEMENT.

     6.4.3 Incorporate in the PROJECT any materials, fixtures or property that are subject to the claims of any other person, whether pursuant to conditional sales contract, security agreement, lease, mortgage, except as permitted under Section 6.4.1.

     6.4.4 Lease, sell, transfer, convey, assign, or otherwise transfer all or any material part of the interest of the BORROWER in the PROJECT or the PROPERTY.

     6.4.5 Cause or suffer any change in its MANAGEMENT CONTRACT, or the entity providing BORROWER'S management thereunder, without BANK's approval, which will not unreasonably be withheld.

     6.4.6 Engage in any line of business materially different from that presently engaged in by the BORROWER.

     6.4.7 Make any change to its organizational structure as a limited liability company.

     6.4.8 Make any material changes in its accounting procedures for tax or other purposes.

     6.4.9 Incur any INDEBTEDNESS except: (1) debt arising under this or another agreement with the BANK (including SWAP CONTRACTS); (ii) trade credit incurred in the ordinary course of business; (iii) indebtedness in existence on the date of this AGREEMENT and disclosed in advance to the BANK in writing, (iv) indebtedness set forth on Schedule 6.4.9, attached hereto and by this reference made a part hereof, and (v) SUBORDINATED DEBT. BORROWER shall not borrow other than pursuant to this AGREEMENT or as otherwise permitted hereunder, without permission of the BANK. Provided, however, BANK consents to BORROWER in the ordinary course of its business, borrowing up to $100,000.00 each year, without further permission from BANK.

     6.4.10 Consolidate, or merge or pool or syndicate or otherwise combine with any other entity, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any entity directly or indirectly controlling or affiliated with or controlled by BORROWER, or any other entity, or to any partner or employee of BORROWER, or of any such entity.

     6.4.11 Make, or commit to make, capital expenditures (including the total amount of any capital leases, but excluding BANK approved plant construction) in an aggregate amount exceeding $500,000.00 in any single fiscal year, nor capital expenditures not included in a BANK approved CAPEX BUDGET.

     6.4.12 Make or pay, without the written consent of BANK, which written consent will not be unreasonably withheld, in any fiscal year, distributions to members or shareholders of the BORROWER in excess of the following percentages of the previous fiscal year's net income, or which would result in the BORROWER at the time of such distribution not being in compliance with any of the covenants set forth in this AGREEMENT after payment of such distribution. Any such distributions shall be made only once per fiscal year, and only after receipt by BANK of BORROWER's annual audited financial statements and compliance statements as required herein, as well as the statements required by 6.1.13, and if no EVENT OF DEFAULT has occurred or is continuing.

If BORROWER'S ratio of INDEBTEDNESS
   to NET WORTH is:                       Allowable distributions up to:
---------------------------------------   ------------------------------
   Greater than or equal to 1.00 : 1.00                 50%
   Less than 1.00: 1.00                                 60%

     6.4.13 Assume, guarantee, endorse or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding at the time of execution of this AGREEMENT and disclosed to the BANK in writing.

     6.4.14 Make sales to or purchases from any affiliate of the BORROWER or extend credit or make payments for services rendered by any affiliate of the BORROWER, unless such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the BORROWER as the terms and conditions which would apply in a similar transaction with a person or party not an affiliate of the BORROWER.

     6.4.15 Sell or dispose of all or substantially all its assets.

     6.4.16 Redeem, purchase, or retire any of its membership interests or grant or issue, or purchase or retire for any consideration, any warrant, right or option pertaining thereto, or permit any redemption, retirement, or other acquisition by BORROWER of the ownership of the outstanding membership interests of the BORROWER, except as a result of a "Triggering Event" as defined in the BORROWER's Operating Agreement existing at time of CLOSING.

     6.4.17 Allow the balance of its depository account at Bank of North Dakota to have a collected funds balance of less than $250,000 nor more than $500,000 at any time.

SECTION 7 EVENTS OF DEFAULT, Rights and Remedies.

7.1 EVENTS OF DEFAULT. Each of the following shall be an EVENT OF DEFAULT and give the BANK the right to exercise its remedies under this AGREEMENT:

     7.1.1 The BORROWER shall fail to pay when due any OBLIGATIONS or any other installment of principal or interest or fee payable to BANK.

     7.1.2 The BORROWER shall fail to timely provide reports to BANK as provided in Section 6, above.

     7.1.3 The BORROWER shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the LOAN DOCUMENTS.

     7.1.4 The BORROWER shall fail to pay any INDEBTEDNESS in an aggregate principal amount in excess of $100,000.00 due any third persons, and such failure shall continue beyond any applicable grace period, or the BORROWER shall default under any material agreement binding the BORROWER, and such default shall continue beyond any applicable grace period.

     7.1.5 Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the BORROWER to the BANK in connection with this AGREEMENT, or as an inducement to the BANK to enter into this AGREEMENT, or in any separate statement or document to be delivered to the BANK hereunder, shall be materially false, incorrect, or incomplete when made.

     7.1.6 The BORROWER shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors.

     7.1.7 Proceedings in bankruptcy, or for reorganization of the BORROWER, or for the readjustment of debt under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the BORROWER and, except with respect to any such proceedings instituted by the BORROWER, shall not be discharged or stayed within sixty (60) days of their commencement.

     7.1.8 A receiver or trustee shall be appointed for the BORROWER or for any substantial part of its respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the BORROWER, and except with respect to any such appointments requested or instituted by the BORROWER, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by the BORROWER, such proceedings shall not be discharged within sixty (60) days of their commencement, or the BORROWER shall discontinue business or materially change the nature of its business.

     7.1.9 The BORROWER shall suffer final judgments for payment of money aggregating in excess of $100,000.00 which are not covered, without reservation, by insurance and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed.

     7.1.10 A judgment creditor of the BORROWER shall obtain possession of any of BANK's collateral by any means, including (without implied limitation) levy, distraint, replevin, or self-help.

     7.1.11 The construction of the PROJECT is abandoned or shall be unreasonably delayed or be discontinued for a period of fifteen (15) consecutive calendar days, in each instance for reasons other than acts of God, fire, storm, adverse weather, strikes, blackouts, labor difficulties, riots, inability to obtain materials, equipment or labor, governmental restrictions or any similar cause not subject to the BORROWER'S control and other than a change in the DESIGN-BUILDER as provided in Section 7.1.14.

     7.1.12 The BORROWER at any time prior to the completion of the PROJECT, shall delay construction or suffer construction to be delayed for any period of time, for any reason whatsoever, so that the completion of the PROJECT cannot be accomplished, in the reasonable judgment of the BANK, by the COMPLETION DATE.

     7.1.13 The PROJECT is materially damaged or destroyed by fire or other casualty and the loss, in the reasonable judgment of the BANK, is not adequately covered by insurance actually collected or in the process of collection.

     7.1.14 Fagen, Inc. shall cease to be the DESIGN-BUILDER and BORROWER has not replaced the DESIGN-BUILDER, within thirty (30) days following the termination of the same with the replacement contractor to the satisfaction of BANK, which BANK approval shall not be unreasonably withheld, but which approval may include a bonding requirement in the reasonable exercise of BANK's judgment.

     7.1.15 Any entity described in BORROWER'S MARKETING AND RISK MANAGEMENT CONTRACTS ceases to be the marketing agent of the BORROWER, and BORROWER has not within thirty- (30) days following termination of any of the foregoing obtained a replacement to the BANK's satisfaction, which BANK approval will not be unreasonably withheld.

     7.1.16 BORROWER shall fail to obtain a plant operations manager or general manager with previous ethanol plant experience, of if BORROWER has not within thirty- (30) days following a termination of such persons obtained replacements to the BANK'S satisfaction, which BANK approval shall not unreasonably be withheld.

7.2 Rights and Remedies. If an EVENT OF DEFAULT shall have occurred and be continuing, the BANK may refrain from making any further disbursements hereunder (but the BANK may make disbursements after the occurrence of such an EVENT OF DEFAULT without thereby waiving its rights and remedies hereunder), and the BANK may exercise any or all of the following rights and remedies:

     7.2.1 The BANK may declare the CONSTRUCTION LOAN, the REVOLVING LOAN, and the TERM LOANS to be terminated, whereupon the same shall forthwith terminate.

     7.2.2 The BANK may declare the entire unpaid principal amount of the CONSTRUCTION NOTE, the TERM NOTES, or the REVOLVING NOTE then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this AGREEMENT to be forthwith due and payable, whereupon the OBLIGATIONS, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the BORROWER.

     7.2.3 The BANK may exercise and enforce its rights and remedies under any or all of the LOAN DOCUMENTS.

     7.2.4 The BANK may enter upon the PROPERTY, if allowed under applicable law, and take possession thereof, together with the PROJECT then in the course of construction, and proceed either in its own name or in the name of the BORROWER, as the attorney-in-fact of the BORROWER (which authority is coupled with an interest and is irrevocable by the BORROWER) to complete or cause to be completed the PROJECT, at the cost and expense of the BORROWER. If the BANK elects to complete or cause to be completed the PROJECT, it may do so according to the PLANS or according to such changes, alterations or modifications in and to the PLANS as the BANK may deem reasonable and appropriate; and the BANK may enforce or cancel all contracts let by the BORROWER relating to construction of the PROJECT, and/or let other contracts which in the BANK'S sole judgment may seem advisable; and the BORROWER shall forthwith turn over and duly assign to the BANK, as the BANK may from time to time require, contracts not already assigned to the BANK relating to construction of the PROJECT, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the PROJECT, whether paid or not, and any other instruments or records in the possession of the BORROWER pertaining to the PROJECT. The BORROWER shall be liable under this AGREEMENT to pay to the BANK, on demand, any amount or amounts reasonably expended by the BANK in so completing the PROJECT, together with any reasonable costs, charges, or expenses incident thereto or resulting therefrom, all of which shall be secured by the LOAN DOCUMENTS. In the event that a proceeding is instituted against the BORROWER for recovery and reimbursement of any moneys expended by the BANK in connection with the completion of the PROJECT, a statement of such expenditures, verified by the affidavit of an officer of the BANK, shall be prima facie evidence of the amounts so expended and of the propriety of the necessity for such expenditures; and the burden of proving to the contrary shall be upon the BORROWER. The BANK shall have the right to apply any funds which it agrees to disburse hereunder to bring about the completion of the PROJECT and to pay the costs thereof; and if such money so agreed to be disbursed is insufficient, in the sole judgment of the BANK, to complete the PROJECT, the BORROWER agrees to promptly deliver and pay to the BANK such sum or sums of money as the BANK may from time to time demand for the purpose of completing the PROJECT or of paying any liability, charge or expense which may have been incurred or assumed by the BANK under or in performance of this AGREEMENT, or for the purpose of completing the PROJECT. It is expressly understood and agreed that in no event shall the BANK be obligated, or liable in any way to complete the PROJECT or to pay for the costs of construction thereof beyond the amount of the CONSTRUCTION LOAN.

     7.2.5 The BANK may exercise any other rights and remedies available to it by law or agreement.

SECTION 8 Miscellaneous.

8.1 Inspections. The BORROWER and the DESIGN-BUILDER shall be responsible for making inspections of the PROJECT during the course of construction and shall determine to their own satisfaction that the work done or materials supplied by the DESIGN-BUILDER or any SUBCONTRACTOR to whom payment is to be made out of each disbursement has been properly done or supplied in accordance with the CONSTRUCTION CONTRACT. If any work done or materials supplied by the DESIGN-BUILDER or any SUBCONTRACTOR are not satisfactory to the BORROWER and/or its DESIGN-BUILDER and the same is not remedied within fifteen (15) days of the discovery thereof, the BORROWER will immediately notify the BANK in writing of such fact. It is expressly understood and agreed that the BANK and any party designated by the BANK may conduct such inspections of the PROJECT, subject to the limitations expressed in this AGREEMENT, as BANK may deem necessary for the protection of the BANK's interest, and that any inspections which may be made of the PROJECT by the BANK will be made, solely for the benefit and protection of the BANK, and that the BORROWER will not rely thereon.

8.2 Indemnification by the BORROWER. The BORROWER shall bear all loss, expense (including reasonable attorneys' fees) and damage in connection with, and agrees to indemnify and hold harmless the BANK, its agents, servants and employees from, all claims, demands and judgments made or recovered against the BANK, its agents, servants and employees, because of bodily injuries, including death at any time resulting there from, and/or because of damages to property (including loss of use) from any cause whatsoever, arising out of, incidental to, or in connection with the construction of the PROJECT, whether or not due to any act of omission or commission, including negligence of the BORROWER or the DESIGN-BUILDER or of his or their employees, servants or agents, other than gross negligence or willful misconduct of BANK or its agents. The BORROWER'S liability hereunder shall not be limited to the extent of insurance carried by or provided by the BORROWER or subject to any exclusion from coverage in any insurance policy. The obligations of the BORROWER under this Section shall survive the payment of the CONSTRUCTION NOTE.

8.3 No Waiver; Cumulative Remedies. No failure or delay on the part of the BANK in exercising any right, power or remedy under the LOAN DOCUMENTS shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the LOAN DOCUMENTS. The remedies provided in the LOAN DOCUMENTS are cumulative and not exclusive of any remedies provided by law.

8.4 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any of the LOAN DOCUMENTS or consent to any departure by the BORROWER therefrom shall be effective unless the same shall be in writing and signed by the BANK and the BORROWER, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the BORROWER in any case shall entitle the BORROWER to any other or further notice or demand in similar or other circumstances.

8.7 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the LOAN DOCUMENTS shall be in writing and sent by mail or telecopy (if by telecopy with a confirmation mailed within two BUSINESS DAYS thereafter), to the applicable party at its address indicated below:

     If to the BORROWER: Red Trail Energy, LLC
                         P.O. Box 11
                         Richardton, North Dakota 58652
                         Attention: Ambrose Hoff
                         Telecopy: 701-974-3294

     If to the BANK:     First National Bank of Omaha
                         1620 Dodge St. STOP 1050
                         Omaha, NE 68197-1050
                         Attention: Natalie E. Mason
                         Telecopy: 402-633-3519

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid, or, when telecopied, is effective when confirmation of receipt is received, except that notices or requests to the BANK pursuant to any of the provisions hereunder shall not be effective until received by the BANK.

8.8 Time of Essence. Time is of the essence in the performance of this AGREEMENT.

8.9 Execution in Counterparts. The LOAN DOCUMENTS may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

8.10 Binding Effect, Assignment. The LOAN DOCUMENTS to which they are parties shall be binding upon and inure to the benefit of the BORROWER and the BANK and their respective successors and assigns, except that the BORROWER shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the BANK.

8.11 Governing Law. The LOAN DOCUMENTS, to the extent they do not otherwise provide, shall be governed by, and construed in accordance with, the laws of the State of Nebraska.

8.12 Severability of Provisions. Any provision of this AGREEMENT, which is prohibited or unenforceable, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

8.13 Headings. Section headings in this AGREEMENT are included herein for convenience of reference only and shall not constitute a part of this AGREEMENT for any other purpose.

8.14 Integration. This AGREEMENT supersedes, replaces and terminates any prior oral offers, negotiations, understandings or agreements and any commitment letters or similar writings relating to any of the matters contemplated herein.

8.15 Participations. Notwithstanding any other provision of this AGREEMENT, the BORROWER understands that the BANK may enter into participation agreements with other lenders whereby the BANK will allocate a certain percentage of the OBLIGATIONS to them. The BORROWER specifically permits and authorizes the BANK to exchange financial information about the BORROWER with actual or potential participants. The BORROWER acknowledges that, for the convenience of all parties, this AGREEMENT is being entered into with the BANK only and that its obligations under this AGREEMENT are undertaken for the benefit of, and as an inducement to, each of the Participating Lenders as well as the BANK, and the BORROWER hereby grants to each of the Participating Lenders to the extent of its participation in the OBLIGATIONS, the right to set off deposit accounts maintained by the BORROWER with such BANK. The BORROWER understands that the terms of such participation agreements with any of the participants will limit the BANK's rights to amend, waive or modify the terms and conditions of this AGREEMENT without the express written consent of all or a designated percentage of such participants.

     IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RED TRAIL ENERGY, LLC                   FIRST NATIONAL BANK OF OMAHA


By: /s/ Ambrose Hoff                    By: /s/ Natalie E. Mason
    ---------------------------------       ------------------------------------
Name: Ambrose Hoff                          Natalie E. Mason, Commercial Loan
                                            Officer

Title: President


And


By: /s/ William DuToit
    ---------------------------------
Name: William DuToit
Title: Tres

STATE OF North Dakota )
                      )ss.
COUNTY OF Stark       )

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared Ambrose Hoff, as President of Red Trail Energy, LLC, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the limited liability company.


                                        /s/ DEELL HOFF
                                        ----------------------------------------
                                        Notary Public

STATE OF North Dakota )
                      )ss.
COUNTY OF Stark       )                 [DEELL HOFF STAMP]

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared William DuToit, as Tres. of Red Trail Energy, LLC, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the limited liability company.


                                        /s/ DEELL HOFF
                                        ----------------------------------------
                                        Notary Public

                                        [DEELL HOFF STAMP]

                                    EXHIBIT A
                                Construction Note

Note Date: December 16, 2005                                      $55,211,740.00
Maturity Date: April 16, 2007

FOR VALUE RECEIVED, Red Trail Energy, LLC, a North Dakota limited liability company ("BORROWER"), promises to pay to the order of First National Bank of Omaha ("BANK"), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Fifty-Five Million Two Hundred Eleven Thousand seven hundred forty and No/100 Dollars ($55,211,740.00), or the amount shown on the BANK's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement ("LOAN AGREEMENT") between BORROWER and BANK dated as of December 16, 2005. All capitalized terms not otherwise defined in this note shall have the meanings provided in the LOAN AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding on the CONSTRUCTION LOAN shall accrue, for the period through and including the COMPLETION DATE, at a rate equal to the LIBOR RATE plus three hundred forty
(340) basis points from time to time until maturity, and six hundred (600) basis points in excess of said aggregate interest rate from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REPAYMENT TERMS. Until LOAN TERMINATION DATE, interest only shall be payable every three months, commencing March 16, 2006. On LOAN TERMINATION DATE, all principal and accrued interest are due and payable. The LOAN AGREEMENT describes the TERM NOTES that may be used by BORROWER to pay this promissory note.

PREPAYMENT. The LOAN AGREEMENT contains provisions regarding prepayment.

ADDITIONAL TERMS AND CONDITIONS. The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this CONSTRUCTION NOTE by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this CONSTRUCTION NOTE is not paid as provided above. This CONSTRUCTION NOTE shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this CONSTRUCTION NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this CONSTRUCTION NOTE.

Red Trail Energy, LLC, a North Dakota limited liability company


By:
    ---------------------------------
Name: Ambrose Hoff
Title: President


And


By:
    ---------------------------------
Name: William Dutoit
Title: Tres

STATE OF North Dakota)
                     )ss.
COUNTY OF Stark      )

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared Ambrose Hoff, President of Red Trail Energy, LLC, a North Dakota limited liability company, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.


                                        ----------------------------------------
                                        Notary Public

STATE OF North Dakota)
                     )ss.
COUNTY OF Stark      )

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared William DuToit, Tres. of Red Trail Energy, LLC, a North Dakota limited liability company, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.


                                        ----------------------------------------
                                        Notary Public

                                    EXHIBIT B
                                 FIXED RATE NOTE

Note Date: ____________, 2007                                     $27,605,870.00
Maturity Date: ____________, 2012

FOR VALUE RECEIVED, RED TRAIL ENERGY, LLC, a North Dakota limited liability company ("BORROWER"), promises to pay to the order of First National Bank of Omaha ("BANK"), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Twenty Seven Million Six Hundred and Five Thousand Eight Hundred Seventy and 00/100 Dollars ($27,605,870.00), or the amount shown on the BANK's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement ("CONSTRUCTION LOAN AGREEMENT") between BORROWER and BANK dated as of December 16, 2005, (the Construction Loan Agreement, together with all amendments thereto is called the "AGREEMENT"). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue until maturity and be fixed based on a three month LIBOR +300 basis points on the Note Date, and at the LIBOR RATE plus six hundred (600) basis points in excess of said aggregate interest rate from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REPAYMENT TERMS. Interest on the outstanding principal balance shall be due and payable quarterly, in arrears, with the first payment commencing on ___________________, 200______. Principal shall be due and payable in the amounts and on the dates set forth in Schedule I, attached to the AGREEMENT, which is incorporated herein by reference. In all events, the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full on ___________________, 2012.

PREPAYMENT. The BORROWER may prepay this promissory note in full or in part at any time. Provided, however, a condition of any prepayment of all of the FIXED RATE NOTE, VARIABLE RATE NOTE and LONG TERM REVOLVING NOTE is that certain fees shall be paid to BANK. If such complete prepayment occurs within the first three years following COMPLETION DATE, a fee of one (1%) percent of the amount prepaid shall be paid to BANK.

In addition, if complete or partial prepayment occurs, a fee shall be paid to BANK equal to the amount calculated by the following formula: (Original LIBOR RATE minus current LIBOR RATE) multiplied by the amount prepaid, multiplied by the number of days to the next scheduled interest adjustment day, divided by
360. Any prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full. No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

ADDITIONAL TERMS AND CONDITIONS. The AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above. This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

                                        RED TRAIL ENERGY, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        And


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

STATE OF North Dakota)
                     )ss.
COUNTY OF Stark      )

     On this 16 day of December 2005, before me, the undersigned, a Notary Public, personally appeared Ambrose Hoff, President of Red Trail Energy, LLC, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed and that of the Company.


                                        ----------------------------------------
                                        Notary Public

STATE OF North Dakota)
                     )ss.
COUNTY OF Stark      )

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared William DuToit, Tres. of Red Trail Energy, LLC, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed and that of the Company.


                                        ----------------------------------------
                                        Notary Public

                                    EXHIBIT C
                               VARIABLE RATE NOTE

Note Date: ______________, 2007                                   $17,605,870.00
Maturity Date: _____________, 2012

FOR VALUE RECEIVED, RED TRAIL ENERGY, LLC, a North Dakota limited liability company ("BORROWER"), promises to pay to the order of First National Bank of Omaha ("BANK"), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Seventeen Million Six Hundred and Five Thousand Eight Hundred Seventy and 00/100 Dollars ($17,605,870.00), or the amount shown on the BANK'S records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK'S records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement ("CONSTRUCTION LOAN AGREEMENT") between BORROWER and BANK dated as of December 16, 2005, (the Construction Loan Agreement, together with all amendments thereto is called the "AGREEMENT"). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue based on a three month LIBOR +340 basis points from time to time until maturity, and at the LIBOR RATE plus six hundred (600) basis points in excess of said aggregate interest rate from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

INCENTIVE PRICING. The interest rate applicable to this promissory note is subject to reduction after a date six months subsequent to CONSTRUCTION COMPLETION DATE, based on the business results of BORROWER. In the event that BORROWER maintains the following ratios, measured monthly, the interest rates will be reduced accordingly:

If INDEBTEDNESS to NET WORTH
        is less than:          Interest will be:
----------------------------   -----------------
1.15:1.00                      three month LIBOR plus 325 basis points
1.00:1.00                      three month LIBOR plus 300 basis points
 .75:1.00                      three month LIBOR plus 275 basis points

REPAYMENT TERMS. Interest and Principal shall be due and payable in the amounts described in the AGREEMENT, which will be applied to this Note and the LONG TERM REVOLVING NOTE, in the manner described in the AGREEMENT. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on _________________, 2012.

PREPAYMENT. The BORROWER may prepay this promissory note in full or in part at any time. Provided, however, a condition of any prepayment of all of the FIXED RATE NOTE, VARIABLE RATE NOTE, and LONG TERM REVOLVING NOTE is that certain fees shall be paid to BANK. If such complete prepayment occurs within the first three years following COMPLETION DATE, a fee of one (1%) percent of the amount prepaid shall be paid to BANK.

In addition, if complete or partial prepayment occurs, a fee shall be paid to BANK equal to the amount calculated by the following formula: (Original LIBOR RATE minus current LIBOR RATE) multiplied by the amount prepaid, multiplied by the number of days to the next scheduled interest adjustment day, divided by
360. Any prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full. No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

ADDITIONAL TERMS AND CONDITIONS. The AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above. This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

                                        RED TRAIL ENERGY, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        And


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

STATE OF North Dakota)
                     )ss.
COUNTY OF Stark      )

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared Ambrose Hoff, President of Red Trail Energy, LLC, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed and that of the Company.


                                        ----------------------------------------
                                        Notary Public

STATE OF North Dakota)
                     )ss.
COUNTY OF Stark      )

     On this 16 day of December, 2005 before me, the undersigned, a Notary Public, personally appeared William DuToit, Tres. of Red Trail Energy, LLC, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed and that of the Company.


                                        ----------------------------------------
                                        Notary Public

                                    EXHIBIT D
                            LONG TERM REVOLVING NOTE

Note Date: ______________________, 2007                           $10,000,000.00
Maturity Date: _______________________, 2012

FOR VALUE RECEIVED, RED TRAIL ENERGY, LLC, a North Dakota limited liability company ("BORROWER") promises to pay to the order of First National Bank of Omaha ("BANK"), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), or the amount shown on the BANK's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement between BORROWER and BANK dated as of December 16, 2005, (the Construction Loan Agreement, together with all amendments thereto is called the "AGREEMENT"). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue based on a one month LIBOR +340 basis points from time to time until maturity, and at the LIBOR RATE plus six hundred (600) basis points in excess of said aggregate interest rate from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REVOLVING FEATURE. The BORROWER may reborrow, on a revolving basis, that principal amount repaid on this promissory note which remains at a variable interest rate. BORROWER will pay BANK an unused commitment fee of three-tenths of one percent (3/10%) assessed quarterly in arrears against the unused portion of the note amount. Pursuant to this revolving loan feature the BANK will lend the BORROWER, from time to time until maturity of this note such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. on Friday, or the next BUSINESS DAY thereafter, each week but which shall not exceed in the aggregate principal amount at any one time outstanding, $10,000,000.00. The BORROWER may borrow, repay and reborrow hereunder, from the date of this AGREEMENT until the maturity of this note, said amount or any lesser sum which is $10,000.00 or an integral multiple thereof.

INCENTIVE PRICING. The interest rate applicable to this promissory note is subject to reduction after a date six months subsequent to CONSTRUCTION COMPLETION DATE, based on the business results of BORROWER. In the event that BORROWER maintains the following ratios, measured monthly, the interest rates will be reduced accordingly:

If INDEBTEDNESS to NET WORTH
        is less than:          Interest will be:
----------------------------   -----------------
          1.15: 1.00           LIBOR plus 325 basis points
          1.00: 1.00           LIBOR plus 300 basis points
           .75: 1.00           LIBOR plus 275 basis points

REPAYMENT TERMS. Interest and principal shall be paid as set forth in the AGREEMENT. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on ______________________, 2012, if not sooner paid.

PREPAYMENT. The BORROWER may prepay this promissory note in full or in part at any time. Provided, however, a condition of any prepayment of all of the FIXED RATE NOTE, VARIABLE RATE NOTE, and LONG TERM REVOLVING NOTE is that certain fees shall be paid to BANK. If such complete prepayment occurs within the first three years following COMPLETION DATE, a fee of one (1%) percent of the amount prepaid shall be paid to BANK. Any prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full. No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

ADDITIONAL TERMS AND CONDITIONS. The AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above. This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

                                        RED TRAIL ENERGY, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        And


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

STATE OF North Dakota)
                     ) ss.
COUNTY OF Stark      )

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared Ambrose Hoff, President of Red Trail Energy, LLC, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed and that of the Company.


                                        ----------------------------------------
                                        Notary Public

STATE OF North Dakota)
                     ) ss.
COUNTY OF Stark      )

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared William DuToit, Tres. of Red Trail Energy, LLC, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed and that of the Company.


                                        ----------------------------------------
                                        Notary Public

                                    EXHIBIT E
                           REVOLVING PROMISSORY NOTE

Omaha, Nebraska                                                    $3,500,000.00
Note Date: December 16, 2005                    Maturity Date: December 15, 2006

     On or before December 15, 2006, RED TRAIL ENERGY, LLC ("BORROWER"), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA ("BANK") at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Three Million Five Hundred Thousand and no/100 ($3,500,000.00) Dollars or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding, under this Note and the loan agreement executed by the BANK and BORROWER dated as of December 16, 2005, as it may, from time to time, be amended. Interest on the principal balance from time to time outstanding will be payable at a rate equal to the LIBOR RATE plus three hundred forty (340) basis points from time to time until maturity, and six hundred (600) basis points in excess of said aggregate interest rate from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest on the REVOLVING LOAN shall be payable quarterly. Provided, however, the LOAN AGREEMENT contains provisions for reduction of the interest rate under certain circumstances.

     This note is executed pursuant to a Construction Loan Agreement dated as of December 16, 2005, between BANK and BORROWER (the "LOAN AGREEMENT"). The LOAN AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER'S performance. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the LOAN AGREEMENT.

     As provided in the LOAN AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the LOAN AGREEMENT and are provided by law. All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

     Executed as of the Note Date set forth above.

                                        RED TRAIL ENERGY, LLC,
                                        a North Dakota limited liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        And


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT F
                             Real Estate Description

TRACT 1:

A TRACT OF LAND LOCATED IN THE SOUTHWEST QUARTER (SW1/4) OF SECTION 4, TOWNSHIP 139 NORTH, RANGE 92 WEST OF THE 5th PRINCIPAL MERIDIAN, STARK COUNTY, NORTH DAKOTA. Being more particularly described as follows:

All that portion of said Southwest Quarter lying South of the southerly 200 foot right of way line of the Burlington Northern / Santa Fe Railroad as surveyed and constructed across said Southwest Quarter of Section 4, except the west 100.00 feet and the south 850.00 feet of the west 920.00 feet of said Southwest Quarter of Section 4

TRACT 2:

A TRACT OF LAND IN THE SE1/4 OF SECTION 4, TOWNSHIP 139 NORTH, RANGE 92 WEST OF THE 5th P.M., STARK COUNTY, NORTH DAKOTA, more particularly described as follows:

All that portion of said SE1/4 lying south of the southerly 200 foot right of way line of the Burlington Northern / Santa Fe Railroad as surveyed and constructed across the said SE1/4 of Section 4

TRACT 3:

A tract of land located in the South Half (S1/2) of Section 4, Township 139 North, Range 92 West of the 5th Principal Meridian, Stark County, North Dakota, being more particularly described as follows:

The southerly 150.00 feet of the southerly 200.00 feet of right of way for the Burlington Northern / Santa Fe Railroad as surveyed and constructed across said South Half of Section 4. Said tract contains 16.87 acres.

TRACT 4:

A tract of land located in the Northeast Quarter of the Northeast Quarter (NE1/4 NE1/4) of Section 9, Township 139 North, Range 92 West of the 5th Principal Meridian, Stark County, North Dakota, being more particularly described as follows:

The southerly 150.00 feet of the southerly 200.00 feet of right of way for the Burlington Northern / Santa Fe Railroad as surveyed and constructed across said Northeast Quarter of the Northeast Quarter of Section 9. Said Tract contains
2.79 acres.

TRACT 5:

A tract of land located in the Northwest, Northeast, and Southeast Quarters of
Section 10, Township 139 North, Range 92 West of the 5th Principal Meridian, Stark County, North Dakota, being more particularly described as follows:

The southerly 150.00 feet of the southerly 200.00 feet of right of way for the Burlington Northern / Santa Fe Railroad as surveyed and constructed across said Northwest Quarter, the Northeast Quarter and the Southeast Quarter of Section
10. Said tract contains 22.05 acres.

                           (FIRST NATIONAL BANK LOGO)

                    EXHIBIT G TO CONSTRUCTION LOAN AGREEMENT
                   INTERNATIONAL TRADE SERVICES FEE SCHEDULE

                     ALL SERVICES MAY BE SUBJECT TO APPROVAL

DOCUMENTARY LETTERS OF CREDIT - IMPORT
Issuance....................................................................$100.00 flat fee (Includes Cable/SWIFT)
Preliminary Issuance Advice (As applicable)..................................................................$75.00
Amendment..............................................................................$50.00(lncludes Cable/SWIFT)
Examination/Payment............................................................................1/8%, $50.00 Minimum
Acceptance/Deferred Payments........................................................1.25% per annum, $50.00 Minimum
Expired/Cancelled Without Presentation of Documents..........................................................$50.00
Steamship Guarantee..........................................................................................$75.00
Transfer LC.....................................................................................25% $100.00 Minimum
Transfer Amendment...........................................................................................$50.00
Assignment of Proceeds....................................................1/10% On Assigned Amount, $100.00 Minimum
Discrepancy (Beneficiary)....................................................................................$50.00
Reimbursement Cable Fee (Beneficiary)........................................................................$30.00

DOCUMENTARY LETTERS OF CREDIT - EXPORT
Advising.....................................................................................................$50.00
Examination/Collection........................................................................1/10%, Minimum $75.00
Expedited Negotiation & Payment
   (24 hour payment service)..................................................................1/10%, Minimum $75.00
   (Subject to Approval)...................Plus interest at Libor +3% (# of days varies by country), Minimum $50.00
Amendment Advising...........................................................................................$30.00
Transfer LC........................................................................................25% $100 Minimum
Transfer Amendment...........................................................................................$50.00
Special Handling (As applicable)............................................................Varies, $30.00 - $50.00
Confirmation.........................................................................................By Arrangement
Acceptance/Deferred Payment..............................................................1.25% p.a., Minimum $50.00
Assignment of Proceeds....................................................1/10% On Assigned Amount, $100.00 Minimum

STANDBY LETTERS OF CREDIT
Application Preparation......................................................................Varies, $10.00 Minimum
Preliminary Issuance/Advise (if applicable)..................................................................$60.00
issuance Fee.................................................................................................$60.00
Commitment Fee............................................................................2.25% p.a. $50.00 Minimum
Amendments...................................................................................................$40.00
Payment Commission.............................................................................1.25% $50.00 Minimum
Annual Automatic Renewal....................................................................................$100.00
Transfer LC.....................................................................................25% $100.00 Minimum
Transfer LC Amendment........................................................................................$50.00
Assignment of Proceeds....................................................1/10% On Assigned Amount, $100.00 Minimum

DOCUMENTARY COLLECTIONS - EXPORT (OUTBOUND)

                            U.S. and Foreign Currency

Direct Sends (Our DC Forms)..................................................................................$50.00
Standard Non-Direct...........................................................................1/10%, $60.00 Minimum
Amendments (As applicable)...................................................................................$15.00
Tracers (Your schedule preference).......................................................Courier/SWIFT/Cable $25.00
Items held unaccepted/unpaid 30 days after first presentation....................................May Apply / Varies

               Any unpaid collection charges are for your account.
       Any charges for returned unpaid collections are for your account.

DOCUMENTARY COLLECTIONS - IMPORT (INBOUND)

                            U.S. and Foreign Currency

Sight (documents released against payment).....................................................1/10% Minimum $50.00
Time (Documents released against acceptance)...................................................1/10% Minimum $60.00
Collection Amendments (As applicable)........................................................................$15.00
Items held unaccepted/unpaid 30 days after first presentation....................................May Apply / Varies
Tracers...................................................................................Courier/SWIFT/Cable$25.00

               Any unpaid collection charges are for your account.
   Any charges incurred for returned unpaid collections are for your account.

COLLECTIONS-DEPOSITS/CASH LETTERS

U.S. Dollar or Canadian Dollar Checks Drawn on a Canadian Bank......................................$2.00 each item
Foreign Currency Check without Restrictions...................................................................$7.50
Clean Items - U.S. Dollars or Foreign Currency.................................Face Value less than $250.00, $10.00
.............................................................................Face Value greater than $250.00, $25.00
Items deposited and returned unpaid.............................................Face Value less than $2,000, $20.00
..............................................................................Face Value greater than $2,000, $25.00
Tracers (Courier/SWIFT/Cable)................................................................................$25.00
Check Photocopy on Request..........................................................................$5.00 each item
Item Research on Request.................................$25.00 each item (plus other bank charges when applicable)

   ALL ITEMS ARE SUBJECT TO FINAL PAYMENT AT THE MARKET RATE (WITHOUT ADVICE).

        Any charges for returned unpaid collections are for your account.

CANADIAN TRANSBORDER ACCOUNT SERVICES AND LOCK BOX SERVICES

Contact First National for details on Canadian transborder account services, including lock box and balance reporting.

INTERNATIONAL FOREIGN CURRENCY WIRE TRANSFERS
Wire Fee.....................................................................................................$25.00
Tracers......................................................................................................$25.00
Recall Funds/Stop Payment....................................................................................$25.00
Amendment tO Instructions...........................................$15.00(plus other bank charges when applicable)

FOREIGN CURRENCY DRAFTS
Draft........................................................................................................$15.00
Tracers/Recall Funds/Stop Payments...........................................................................$25.00

MISCELLANEOUS
Rush Handling................................................................................Varies, $25.00 Minimum
Special Handling............................................................................Varies, $30.00 - $50.00
SWIR/Telex Message...........................................................................Varies, $25.00 Minimum
Courier (International)......................................................................................$25.00
Courier (Domestic)...........................................................................................$15.00
Check Issuance...............................................................................................$15.00
Fed Wire Transfer............................................................................................$15.00
Inbound Payment Orders.......................................................................................$15.00
Document Preparation Service.................................................................Contact Us for Details

ALL FEES SUBJECT TO CHANGE WITHOUT NOTICE.

                            SCHEDULE "I" TO SWAP NOTE

        AMORTIZATION SCHEDULE - U.S. RULE (NO COMPOUNDING), 360 DAY YEAR

           Red Trail Energy Swap Note Principal Schedule for Payments

        AMORTIZATION SCHEDULE - U.S. Rule (no compounding), 360 Day Year

                        BEGINNING
            DATE         BALANCE        PRINCIPAL
         ----------   -------------   ------------
  Loan    4/16/2007   27,605,870.00
     1    7/16/2007                     471,576.51
     2   10/16/2007                     474,814.49
  2007                                  946,391.00
Totals

     3    1/16/2008                     483,778.46
     4    4/16/2008                     498,283.07
     5    7/16/2008                     507,587.85
     6   10/16/2008                     511,901.41
  2008                                2,001,550.79
Totals

     7    1/16/2009                     521,565.55
     8    4/16/2009                     541,317.96
     9    7/16/2009                     546,473.46
    10   10/16/2009                     551,948.44
  2009                                2,161,305.41
Totals

    11    1/16/2010                     562,368.63
    12    4/16/2010                     581,987.59
    13    7/16/2010                     588,354.42
    14   10/16/2010                     595,080.30
  2010                                2,327,790.94
Totals

    15    1/16/2011                     606,314.77
    16    4/16/2011                     625,790.00
    17    7/16/2011                     633,461.48
    18   10/16/2011                     641,534.61
  2011                                2,507,100.86
Totals

    19    1/16/2012                     653,646.08
    20    4/16/2012                     669,476.36
  2012                                1,323,122.44
Totals